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                                                         Exhibit 23.4


                             Consent of Independent Auditors


We consent to the use of our report dated February 19, 1996, incorporated by reference in the Annual Report on Form 10-K of Nash Finch Company and subsidiaries for the year ended December 30, 1995, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A.

We also consent to the incorporation by reference in Registration Statement No. 33-64313 and Registration Statement No. 33-54478 on Form S-8 of our report dated February 19, 1996 with respect to the consolidated financial statements and schedule included herein.



                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota

November 4, 1996